Exhibit 99.2

Key Energy Services, Inc.

News Release

For Immediate Release: Monday, September 19, 2005

Contact: John Daniel (713) 651-4300

KEY ENERGY PROVIDES AUGUST RIG HOURS

AND SELECT FINANCIAL DATA

HOUSTON, TX, September 19, 2005 – Key Energy Services, Inc. (Pink Sheets: KEGS) today announced rig hours for the month of August 2005 and provided an activity update and select financial data for the month ended July 31, 2005.

ACTIVITY UPDATE

Activity levels improved modestly during August with rig hours totaling approximately 237,000.  The Company did experience a minor disruption in activity during the first week of September as a result of Hurricane Katrina.  Some of the Company’s 10 well service rigs located in the South Louisiana market were shut down during the storm; however, none of the equipment sustained any major damage.

ACTIVITY LEVELS

	Month Ending
	8/31/2005	7/31/2005	8/31/2004
Working Days	23	20	22
Rig Hours	236,966	212,802	214,108
Trucking Hours	215,807	192,204	233,648

The Company calculates working days as total weekdays for the month less any company holidays that fall in that month. For the month of September 2005, there are 21 working days.

1301 McKinney Street, Suite 1800, Houston, Texas 77345

SELECT FINANCIAL DATA

Set forth below is certain financial information for the Company for the month ended July 31, 2005. The information provided has been prepared by management in accordance with generally accepted accounting principles but is unaudited and has not been reviewed by the Company’s independent accountants.  The table does not contain all the information or notes that would be included in the Company’s financial statements.

Month Ended
7/31/05
(In thousands - Unaudited)
Select Operating Data:
Revenues
Well servicing (1)	$78,106
Pressure Pumping	12,815
Fishing and Rental Services	6,430
Other	168
Total revenues	$97,519

Costs and Expenses
Well servicing	$48,317
Pressure Pumping	7,600
Fishing and Rental Services	4,548
General and administrative (2)	12,587
Interest (3)	4,643
Loss on debt retirement (4)	2,411

7/31/05
(In thousands Unaudited)
Select Balance Sheet Data:
Current Assets
Cash and cash equivalents (5), (6)	$94,729
Accounts receivable, net of allowance for doubtful accounts	203,249
Inventories	22,372
Prepaid expenses and other current assets	21,863
Total current assets	$342,213

Current Liabilities
Accounts payable	61,918
Other accrued liabilities	78,323
Accrued interest	11,987
Current portion of long-term debt and capital lease obligations	4,805
Total current liabilities	$157,033

Long-term debt, less current portion (7)	$425,731
Capital lease obligations, less current portion	9,611
Deferred Revenue	436
Non-current accrued expenses	39,349

NOTES

(1)          The Well Servicing category includes the financial results of the Company’s remaining contract drilling assets which are located in Argentina, Appalachia and the Powder River Basin of Wyoming.

(2)          General and administrative expenses include approximately $980,000 of non-cash compensation expense for stock awards granted to members of our Board of Directors and restricted stock grants made to certain members of senior management.

(3)          Interest expense includes amortization of deferred debt issue costs, discount and premium of approximately $165,000 for the month ended July 31, 2005.

(4)          Loss on debt retirement relates to the replacement of the Company’s former revolving credit facility

(5)          Cash and short term investments at September 15, 2005 totaled approximately $101,875,000.

(6)          Capital expenditures were approximately $7,123,000 for the month ended July 31, 2005.

(7)          There were no outstanding borrowings under the Company’s revolving credit facility at September 15, 2005.

The information herein represents the results for only one month and the information herein is not necessarily indicative of the results that may be reported for the quarter ended September 30, 2005. The information herein is select financial data and does not represent a complete set of financial statements, which would include additional financial data and notes to financial statements. Until the restatement of the Company’s prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements. It is possible that the process of restating the prior year financial statements could require additional changes to the Company’s financial statements for 2005 that individually or in the aggregate could be material to the Company’s financial position, results of operations or liquidity.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 and 2004  financial statements; risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases; and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease; risks affecting the Company’s international operations and potential opportunities. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.